EXHIBIT 99.1

PRESS RELEASE DATED NOVEMBER 18, 2008

ENERGY COMPOSITES CORPORATION SIGNS MULTIYEAR EXCLUSIVE RAW MATERIAL DISTRIBUTION AGREEMENT FOR THE NORTH AND SOUTH AMERICAN WIND ENERGY MARKETS

WISCONSIN RAPIDS, Wis., Nov. 18 - Energy Composites Corporation (NASDAQ OTC: ENCC) announced today that it has signed a final, multiyear agreement with Swancor Industries Co, Ltd. of Nantou City, Taiwan that provides ECC with the exclusive right to distribute an advanced line of epoxy resin systems to manufacturers of wind energy system components in North and South America.  The agreement also provides ECC access to an extensive line of vinyl esters for use in manufacturing flue gas desulfurization infrastructure; water management systems; biofuel production, storage and transport systems; and systems for the petrochemical, mining, and pulp and paper industries both for distribution and internal use.  The final agreement is substantially more comprehensive than the preliminary memorandum of understanding negotiated several months ago.  The exclusivity provision does not affect Swancor’s existing supply relationships with certain Asian and European wind energy customers.

This agreement marks ECC’s entry into resin distribution to the composites fabrication industry, as well as ensures ECC’s long-term access to superior, advanced materials for its own manufacturing activities across the multiple industries it serves.

ECC CEO, Sam Fairchild, said that the contract represents a critical anchor to ECC’s plan to become a centerpiece to the clean-tech revolution.  “From alternative energy to environmental compliance to water management, this product line fits ECC’s business plan to deploy highly-functional, cost-effective composites as an enabler of clean-tech.  We are very excited to distribute these epoxy resin systems across the wind energy market, especially given the clear indication that market demand for mega-turbines off the East and West Coasts of the United States as well as in the Great Lakes and the Gulf is only now at the formative stage   Very large towers, monopiles and rotor/blade structures made from composites, including carbon fibers, may be the only real solution to the engineering and environmental challenges presented by offshore wind farms.  Coupling this emerging demand with existing requirements for conventional wind systems points to really exciting prospects for ECC.”

Fairchild added that “Jamie Mancl, ECC’s founder and president, and I are ready now to deploy our effective sales and distribution team to make all of this a reality.  We believe that our efforts to distribute these resins in the US will generate substantial shareholder value.”

About Energy Composites Corporation

Energy Composites Corporation operates a world-class, automated 73,000 sq. ft. climate-controlled manufacturing facility in Wisconsin Rapids, WI, employing advanced composite materials to design, engineer and manufacture complex composite structures, vessels and processing systems for a range of clean-tech applications that include:  flue gas desulfurization for power plants, infrastructure for biofuel storage and processing, wind energy system components, infrastructure for managing waste water and drinking water storage, advanced municipal utilities infrastructure, and caustic material storage and handling systems for the petrochemical, mining and the pulp and paper industries.  ECC also provides 24/7 field service crews nationwide for industrial retrofit, shutdown and maintenance, system installation and repair and inspection services.  For additional information visit our website at www.energycompositescorp.com or contact Sam Fairchild at 1-800-787-5439.

Certain statements found in this press release may constitute forward-looking statements. Forward-looking statements are based on current expectations and include any statement that does not directly relate to a current or historical fact. Such statements are generally identifiable by the terminology used, such as "anticipate," "believe," "intend," "expect," "plan," or other similar words. Our forward-looking statements in this release generally relate to our expectations and beliefs with respect to our growth and expansion activities and plans. Although it is not possible to foresee all of the factors that may cause actual results to differ from our forward-looking statements, such factors include, among others, the following: (i) unforeseen delays, costs or liabilities associated with our growth and expansion plans; (ii) our ability to successfully remediate internal control deficiencies; (iii) fluctuations in general economic conditions; and (iv) those risks described from time to time in our reports to the Securities and Exchange Commission (including our Annual Report on Form 10-K). Investors should not consider any list of such factors to be an exhaustive statement of all of the risks, uncertainties or potentially inaccurate assumptions that could cause our current expectations or beliefs to change. Shareholders and other readers should not place undue reliance on "forward-looking statements," as such statements speak only as of the date of this release. We undertake no obligation to update publicly or revise any forward-looking statements, other than as required by law.